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EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-95704, No. 33-79960, and No. 333-41639 of Department 56, Inc. and
subsidiaries on Form S-8 of our report dated February 22, 2001, except for
Note 4 and Note 12, as to which the date is March 14, 2001, appearing in this Annual Report on Form 10-K of Department 56, Inc. and subsidiaries for the year ended December 30, 2000.

Deloitte & Touche LLP


Minneapolis, Minnesota
March 30, 2001